EXHIBIT 24.1

Power of Attorney

Each person whose signature appears below, hereby authorizes and appoints Stanton E. Ross and Thomas J. Heckman or either of them as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual Report of Digital Ally, Inc. on Form 10-K for the year ending December 31, 2012, and any amendments thereto to be filed with the Securities and Exchange Commission, the NASDAQ Stock Market or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ Stanton E. Ross	March 27, 2013
Stanton E. Ross, Director and Chief Executive Officer

/s/ Leroy C. Richie	March 27, 2013
Leroy C. Richie, Director

/s/ Elliot M. Kaplan	March 27, 2013
Elliot M. Kaplan, Director

s/ Daniel F. Hutchins	March 27, 2013
Daniel Hutchins, Director

s/ Bernard A. Bianchino	March 27, 2013
Bernard A. Bianchino, Director

/s/ Stephen Gans	March 27, 2013
Stephen Gans, Director

/s/ Steven Phillips	March 27, 2013
Steven Phillips, Director

/s/ Thomas J. Heckman	March 27, 2013
Thomas J. Heckman, Chief Financial Officer, Secretary and Treasurer